This AMENDED AND RESTATED PROFIT MAINTENANCE AGREEMENT is dated as of
January 1, 1999 between Ford Motor Company, a Delaware corporation ("Ford"), and Ford Motor Credit Company, a Delaware corporation ("Ford Credit").

                                   WITNESSETH:

         WHEREAS, Ford and Ford Credit (i) entered into a profit maintenance agreement dated as of December 12, 1974, as amended by amendments dated as of April 14, 1978, January 15, 1980, March 28, 1989, March 15, 1990 and July 1,
1993; and (ii) desire to further amend and restate the same to read as set forth below (such agreement as amended and restated hereby being hereinafter called the "Agreement").

         NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements hereinafter provided, the parties hereto hereby agree as follows:

         1. As used herein, "Invested Capital" shall mean an amount equal to Ford Credit's total stockholder's equity, less any equity in the net assets of unconsolidated subsidiaries, as shown on the balance sheet of Ford Credit and its consolidated subsidiaries as of December 31 of the year preceding the calendar year for which any computation is made hereunder.

         2. (a) To the extent necessary, Ford shall make a payment to Ford Credit, as of the end of each calendar quarter during the years 1999 through 2001 (beginning with the first quarter of 1999), equal to the greater of (i) an amount sufficient to cause the income before income taxes of Ford Credit and its consolidated subsidiaries for such calendar quarter, as shown on a consolidated statement of income of Ford Credit and its consolidated subsidiaries for such calendar quarter, to be not less than 2% on an annualized basis of Invested Capital, or (ii) an amount sufficient to cause the net income of Ford Credit and its consolidated subsidiaries for such calendar quarter, as shown on such statement of income, to be not less than 1% on an annualized basis of Invested Capital. In the event that the amounts computed under clauses (i) and (ii) above shall be equal, Ford shall make a payment to Ford Credit equal to such amount. The determination of whether and the extent to which any payment is required to be made as of the end of a calendar quarter shall be based on the latest available earnings forecast of Ford Credit and its consolidated subsidiaries for such calendar quarter.

         (b) In the event that Ford shall have made a payment to Ford Credit under paragraph 2(a) with respect to any calendar quarter, and Ford Credit thereafter shall have for any subsequent calendar quarter during the same calendar year, both (i) income before income taxes of Ford Credit and its consolidated subsidiaries in an amount in excess of 2% on an annualized basis of Invested Capital, and (ii) net income of Ford Credit and its consolidated subsidiaries in an amount in excess of 1% on an annualized basis of Invested Capital, Ford Credit shall repay to Ford an amount equal to the lesser of (A) an amount sufficient to reduce income before income taxes of Ford Credit and its consolidated subsidiaries to 2% on an annualized basis of Invested Capital, or
(B) an amount sufficient to reduce net income of Ford Credit and its consolidated subsidiaries to 1% on an annualized basis of Invested Capital (but not to exceed the aggregate of any payments made to Ford Credit under paragraph 2(a) during such year less any prior repayments made by Ford Credit during such year under this paragraph 2(b)). In the event that the amounts computed under clauses (A) and (B) above shall be equal, Ford Credit shall make a repayment to Ford equal to such amount.
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                                   -2-

         3. During the years 1999 through 2001, Ford Credit shall continue to make inventory and capital financing generally available to dealers of vehicles manufactured or sold by Ford and shall continue to make retail and lease financing generally available to such dealers' customers to no less an extent than Ford Credit made such services available during 1998.

         4. All determinations hereunder shall be made in accordance with generally accepted accounting principles.

         5. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and shall supersede all prior agreements between the parties hereto with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                         FORD MOTOR COMPANY


                                         By:/s/Malcolm S. Macdonald
                                           --------------------------
                                           Name: Malcolm S. Macdonald
                                           Title: Vice President and Treasurer


                                         FORD MOTOR CREDIT COMPANY


                                         By:/s/David P. Cosper
                                            --------------------------
                                            Name:  David P. Cosper
                                            Title:  Vice President - Treasurer